Exhibit 99.1

Globus Medical Reports Second Quarter 2025 Results

AUDUBON, PA, August 7, 2025: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended June 30, 2025.

•	Worldwide net sales were $745.3 million, an increase of 18.4%, or an increase of 17.6% on a constant currency basis
•	GAAP net income for the quarter was $202.8 million
•	GAAP diluted earnings per share (“EPS”) was $1.49 and non-GAAP diluted EPS was $0.86

“Q2 results were led by our US Spine business, growing 5.7%, as reported and 7.4% on a day-adjusted basis.  US Spine had sustained momentum during the quarter, posting its highest sequential revenue growth since the second quarter of 2022,” commented Keith Pfeil, President and Chief Executive Officer.  “Enabling Technologies showed a modest bounce back in Q2, while we remain focused on accelerating deal timelines from our pipeline to make robotic assisted surgery the standard of care moving ahead.   We continue to step-up investment and output, delivering more product in the hands of our sales reps, while they continue to increase engagement with our surgeon partners, highlighting the clinical superiority of our products.  These focused efforts will plant the seeds of driving a return to above market growth across our portfolio.  Our long-term strategy remains unchanged, as we continue to focus on new product launches, driving organic growth, competitive rep recruiting to expand our sales force and robotic account pull through.  We remain steadfast on those focal areas, while working to finalize integration efforts from our recent M&A activity in a manner that demonstrates topline growth and financial prudence.”

“As we enter August, we continue to be encouraged by the momentum of our Globus base business, which posted above market growth in the second quarter.  Our second quarter results are a testament of achieving operational efficiency, while focusing on long-term, profitable growth,” commented Kyle Kline, CFO.  “We achieved record quarterly non-GAAP earnings per share this quarter, driven by the Globus base business.  In addition, we closed the Nevro acquisition and began diligently working to identify and execute synergy actions.  We remain well positioned to build on the strength of the second quarter and to deliver on our commitments in the second half of 2025.”

Worldwide net sales for the second quarter of 2025 were $745.3 million, an as-reported increase of 18.4% over the second quarter of 2024. U.S. net sales for the second quarter of 2025 increased by 20.3% compared to the second quarter of 2024. International net sales increased by 11.0% over the second quarter of 2024 on an as-reported basis and increased by 7.5% on a constant currency basis.

GAAP net income for the second quarter of 2025 was $202.8 million, an increase of 538.7%  over the same period in the prior year. The GAAP net income increase was primarily driven by the bargain purchase gain of $110.6 million and the tax benefit of $34.8 million from the release of a valuation allowance on certain deferred tax assets in the current period. Diluted EPS for the second quarter was $1.49, compared to  a $0.23 for the second quarter of 2024. Non-GAAP diluted EPS for the second quarter of 2025, which excludes, among other costs, the bargain purchase gain, tax benefit from the valuation allowance release, and acquisition and restructuring-related costs, was $0.86, compared to $0.75 in the second quarter of 2024, an increase of 14.1%.

Net cash provided by operating activities was $77.9 million, and non-GAAP free cash flow was $31.3 million for the second quarter of 2025.

Retrospectively, as of January 1, 2024, we no longer include acquisition of in-process research and development costs as an adjustment to non-GAAP Adjusted EBITDA or non-GAAP net income.

2025 Annual Guidance

The Company reaffirms its guidance for full-year 2025 revenue to be in the range of $2.80 to $2.90 billion and its guidance for non-GAAP fully diluted earnings per share to be in the range of $3.00 to $3.30.

Conference Call Information

Globus Medical will hold a teleconference to discuss its second quarter 2025 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.  Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended June  30, 2025 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain valuation allowance releases on deferred tax assets, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income.   We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended June  30, 2025 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates. We are also presenting base business sales and base Adjusted EBIDTA, excluding the contribution from the recently acquired Nevro, Inc and subsidiaries. We believe these provide insight to how the Company is performing without the impact of our most recent acquisition. Finally, we are also presenting a measure of sales on a day-adjusted basis. This represents a calculation of sales using a comparable number of selling days as in the previous period.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow,  constant currency net sales growth,  base business sales, excluding the contribution from the recently acquired Nevro, Inc, and day-adjusted basis sales are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net sales	$745,342	$629,691	$1,343,463	$1,236,357

Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	248,765	260,040	444,162	501,527
Research and development	39,954	37,698	73,016	94,966
Selling, general and administrative	303,622	239,454	546,421	488,133
Amortization of intangibles	30,189	29,709	58,991	59,385
Acquisition-related costs	33,156	13,734	34,213	16,152
Restructuring costs	13,547	(566)	13,547	18,575

Operating income/(loss)	76,109	49,622	173,113	57,619

Other income/(expense), net
Interest income/(expense), net	693	(2,335)	2,374	(4,229)
Foreign currency transaction gain/(loss)	38	(703)	4,308	(16,074)
Bargain purchase gain	110,561	—	110,561	—
Other income/(expense)	772	997	1,485	1,707
Total other income/(expense), net	112,064	(2,041)	118,728	(18,596)

Income/(loss) before income taxes	188,173	47,581	291,841	39,023
Income tax provision/(benefit)	(14,673)	15,821	13,533	14,380

Net income/(loss)	$202,846	$31,760	$278,308	$24,643

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	2	492	317	871
Foreign currency translation gain/(loss)	12,404	(1,298)	16,783	(2,530)
Total other comprehensive income/(loss), net of tax	12,406	(806)	17,100	(1,659)
Comprehensive income/(loss)	$215,252	$30,954	$295,408	$22,984

Earnings per share:
Basic	$1.50	$0.23	$2.05	$0.18
Diluted	$1.49	$0.23	$2.01	$0.18
Weighted average shares outstanding:
Basic	135,205	135,195	135,981	135,276
Diluted	136,499	136,979	138,137	136,836

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except share and per share values)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$229,446	$784,438
Short-term marketable securities	—	105,619
Accounts receivable, net of allowances of $26,607 and $15,505, respectively	611,565	557,697
Inventories	772,131	659,233
Prepaid expenses and other current assets	68,202	49,640
Income taxes receivable	48,558	20,633
Total current assets	1,729,902	2,177,260
Property and equipment, net of accumulated depreciation of $601,753 and $545,786, respectively	587,505	561,909
Operating lease right of use assets	61,587	49,647
Long-term marketable securities	—	66,134
Intangible assets, net	796,372	795,117
Goodwill	1,434,983	1,432,387
Other assets	74,843	75,096
Deferred income taxes	275,897	94,200
Total assets	$4,961,089	$5,251,750

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,099	$75,118
Accrued expenses	281,747	260,591
Operating lease liabilities	13,179	10,249
Income taxes payable	—	10,725
Senior convertible notes	—	443,351
Business acquisition liabilities	18,619	33,739
Deferred revenue	24,020	22,140
Total current liabilities	424,664	855,913
Business acquisition liabilities, net of current portion	86,353	89,496
Operating lease liabilities	107,925	83,588
Deferred income taxes and other tax liabilities	24,402	23,889
Other liabilities	22,062	21,531
Total liabilities	665,406	1,074,417

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 112,620,208 and 114,990,219 shares at June 30, 2025 and December 31, 2024, respectively	113	115
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at June 30, 2025 and December 31, 2024, respectively	22	22
Additional paid-in capital	3,071,652	3,031,244
Accumulated other comprehensive income/(loss)	10,239	(6,861)
Retained earnings	1,213,657	1,152,813
Total equity	4,295,683	4,177,333
Total liabilities and equity	$4,961,089	$5,251,750

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$278,308	$24,643
Adjustments to reconcile net income to net cash provided by operating activities:
Bargain Purchase Gain	(110,561)	—
Acquired in-process research and development	—	12,613
Depreciation and amortization	136,705	118,849
Amortization of premiums on marketable securities	(421)	(14)
Provision for excess and obsolete inventory	10,933	10,498
Amortization of inventory fair value step-up	6,015	107,341
Amortization of 2025 Notes fair value step-up	6,658	13,315
Stock-based compensation expense	26,823	30,073
Allowance for expected credit losses	4,554	11,481
Change in fair value of business acquisition liabilities	5,389	12,739
Change in deferred income taxes	(41,236)	(65,275)
(Gain)/loss on disposal of assets, net	6,131	464
Payment of business acquisition-related liabilities	(15,764)	(16,965)
Net (gain)/loss from foreign currency adjustment	(11,342)	6,558
(Increase) decrease in:
Accounts receivable	20,395	(124,206)
Inventories	(11,722)	(22,855)
Prepaid expenses and other assets	852	(2,001)
Increase (decrease) in:
Accounts payable	(4,085)	11,561
Accrued expenses and other liabilities	(13,841)	(28,951)
Income taxes payable/receivable	(38,626)	6,777
Net cash provided by/(used in) operating activities	255,165	106,645
Cash flows from investing activities:
Purchases of marketable securities	(1,750)	(12,174)
Maturities of marketable securities	58,630	21,709
Sales of marketable securities	115,608	7,404
Purchases of property and equipment	(82,665)	(56,366)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(252,546)	(17,535)
Acquisition of intangible assets	(5,000)	—
Proceeds from credit facility	20,000	—
Repayment of borrowings from credit facility	(20,000)	—
Net cash provided by/(used in) investing activities	(167,723)	(56,962)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(7,864)	(33,921)
Net proceeds from exercise of stock options	15,920	17,651
Payments related to tax withholdings for share-based compensation	(2,953)	(5,955)
Repurchase of common stock	(215,451)	(84,787)
Repayment of senior convertible notes	(449,985)	—
Net cash provided by/(used in) financing activities	(660,333)	(107,012)
Effect of foreign exchange rates on cash	17,899	461
Net increase/(decrease) in cash and cash equivalents	(554,992)	(56,868)
Cash and cash equivalents at beginning of period	784,438	467,292
Cash and cash equivalents at end of period	$229,446	$410,424

Supplemental disclosures of cash flow information:
Income taxes paid, net	$93,226	$71,586
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$13,454	$9,508

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Musculoskeletal Solutions	$710,182	$592,913	$1,286,115	$1,167,610
Enabling Technologies	35,160	36,778	57,348	68,747
Total net sales	$745,342	$629,691	$1,343,463	$1,236,357

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2025	2024
Cash and cash equivalents	$229,446	$784,438
Short-term marketable securities	—	105,619
Long-term marketable securities	—	66,134
Total cash, cash equivalents and marketable securities	$229,446	$956,191

The following tables reconcile GAAP to Non-GAAP financial measures.

As of September 30, 2024, we no longer include Acquisition of in-process research and development as an adjustment to the non-GAAP financial measures. As previously disclosed, the Company incurred $12.6 million in the six months ended June  30, 2024 for the Acquisition of in-process research and development, which, when it was previously included, resulted in a 1.0% impact on Adjusted EBITDA as a percentage of net sales and $0.09 on Non-GAAP diluted earnings per share.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2025	2024	2025	2024
Net income/(loss)	$202,846	$31,760	$278,308	$24,643
Interest (income)/expense, net	(693)	2,335	(2,374)	4,229
Provision for income taxes	(14,673)	15,821	13,533	14,380
Depreciation and amortization	70,631	63,588	136,705	118,849
EBITDA	258,111	113,504	426,172	162,101
Stock-based compensation expense	13,258	12,735	26,310	25,174
Provision for litigation, net	(2,621)	1,335	(3,908)	1,304
Merger and acquisition-related costs (1)	40,393	67,613	41,499	124,000
Net (gain) loss from strategic investments	(1,248)	(490)	(1,309)	(267)
Non-cash acquisition-related foreign currency impacts	(8,565)	(4,633)	(12,337)	6,558
Restructuring costs	19,915	371	20,649	25,533
Bargain Purchase Gain	(110,561)	—	(110,561)	—
Adjusted EBITDA	$208,682	$190,435	$386,515	$344,403

Net income/(loss) as a percentage of net sales	27.2%	5.0%	20.7%	2.0%
Adjusted EBITDA as a percentage of net sales	28.0%	30.2%	28.8%	27.9%

(1) Merger and acquisition-related costs represent certain costs associated with acquisitions.  These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs table.

Non-GAAP Merger and Acquisition-related  Costs Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
(In thousands)
Amortization of inventory fair value step up	$5,967	$53,670	$6,016	$107,341
Change in fair value of business acquisition liabilities	5,235	12,901	5,402	12,743
Employee-related costs (b)	27,418	—	27,418	1,457
Other acquisition-related costs (a)	1,773	1,042	2,663	2,459
Merger and acquisition-related costs	$40,393	$67,613	$41,499	$124,000
(a) Primarily comprised of legal fees, advisory and consulting fees.
(b) Primarily comprised of severance, share based compensation and termination fees.

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Net income/(loss)	$202,846	$31,760	$278,308	$24,643
Provision for litigation, net	(2,621)	1,335	(3,908)	1,304
Amortization of intangibles	30,189	29,709	58,991	59,385
Merger and acquisition -related costs (1)	40,393	67,613	41,499	124,000
Net gain/(loss) on strategic investments	(1,248)	(490)	(1,309)	(267)
Non-cash acquisition-related foreign currency impacts	(8,565)	(4,633)	(12,337)	6,558
Restructuring Costs	19,915	371	20,649	25,534
Bargain Purchase Gain	(110,561)	—	(110,561)	—
Provision for income tax benefit from release of valuation allowance on deferred tax assets	(34,815)	—	(34,815)	—
Tax effect of adjusting items	(18,751)	(22,941)	(24,907)	(52,947)
Non-GAAP net income/(loss)	$116,782	$102,724	$211,610	$188,210
(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Net Sales	$745,342	$629,691	$1,343,463	$1,236,357
Cost of Sales (exclusive of amortization of intangibles)	248,765	260,040	444,162	501,527
Amortization of Intangibles	24,643	22,228	46,851	42,752
Gross Profit	$471,934	$347,423	$852,450	$692,078

Amortization of inventory fair value step up	5,967	53,671	6,016	107,341
Amortization of Intangibles	24,643	22,228	46,851	42,752
Adjusted Gross Profit	$502,544	$423,322	$905,317	$842,171

Gross Profit % of Net Sales	63.3%	55.2%	63.5%	56.0%
Adjusted Gross Profit % of Net Sales	67.4%	67.2%	67.4%	68.1%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Diluted earnings per share, as reported	$1.49	$0.23	$2.01	$0.18
Provision for litigation, net	(0.02)	0.01	(0.03)	—
Amortization of intangibles	0.22	0.22	0.43	0.43
Merger and acquisition -related costs (1)	0.29	0.49	0.30	0.91
Net (gain) loss from strategic investments	(0.01)	(0.00)	(0.01)	(0.00)
Non-cash acquisition-related foreign currency impacts	(0.06)	(0.03)	(0.09)	0.05
Restructuring costs	0.14	0.00	0.15	0.20
Valuation Allowance Release	(0.26)	—	(0.25)	—
Bargain Purchase Gain	(0.80)	—	(0.80)	—
Tax effect of adjusting items	(0.14)	(0.17)	(0.18)	(0.39)
Non-GAAP diluted earnings per share	$0.86	$0.75	$1.53	$1.38
(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
* amounts may not add due to rounding.

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$77,865	$54,258	$255,165	$106,645
Purchases of property and equipment	(46,562)	(27,798)	(82,665)	(56,366)
Free cash flow	$31,303	$26,460	$172,500	$50,279

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2025	2024	Growth	Period Net Sales	Growth
United States	$600,784	$499,459	20.3%	$—	20.3%
International	144,558	130,232	11.0%	4,569	7.5%
Total net sales	$745,342	$629,691	18.4%	$4,569	17.6%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2025	2024	Growth	Period Net Sales	Growth
United States	$1,084,641	$982,386	10.4%	$—	10.4%
International	258,822	253,971	1.9%	770	1.6%
Total net sales	$1,343,463	$1,236,357	8.7%	$770	8.6%

Net Sales Reconciliation of the Nevro Acquisition Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Net Sales of Nevro products	$94,586	$—	$94,586	$—
Net Sales of base business	650,756	629,691	1,248,877	1,236,357
Total net sales	$745,342	$629,691	$1,343,463	$1,236,357

Adjusted EBIDTA Reconciliation of the Nevro Acquisition Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2025	2024	2025	2024
Adjusted EBITDA of the acquired Nevro subsidiaries	$(1,310)	$—	$(1,310)	$—
Adjusted EBITDA of base business	209,992	190,435	387,824	344,403
Total Adjusted EBITDA (1)	$208,682	$190,435	$386,515	$344,403
(1) See Non-GAAP Adjusted EBITDA Reconciliation Table above for calculation

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com